CAVA GROUP REPORTS SECOND QUARTER 2023 RESULTS
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YEAR OVER YEAR CAVA REVENUE GROWTH OF 62.4% DRIVEN BY CAVA SAME RESTAURANT SALES GROWTH OF 18.2%
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SECOND QUARTER 2023 CAVA RESTAURANT-LEVEL PROFIT MARGIN OF 26.1%, 400 BASIS POINT INCREASE OVER SECOND QUARTER 2022
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16 NET NEW CAVA RESTAURANT OPENINGS DURING QUARTER
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WASHINGTON, D.C. (August 15, 2023) - CAVA Group, Inc. (NYSE: CAVA) (“CAVA Group” or the “Company”), the category-defining Mediterranean fast-casual restaurant brand that brings heart, health, and humanity to food, today announced financial results for its fiscal second quarter ended July 9, 2023.
“Our results in the second quarter demonstrated the power of our restaurant operating model and the growing appeal of the Mediterranean category, which we are defining. Revenue and profitability reached record levels, with 18.2% CAVA Same Restaurant Sales Growth, Net Income of $6.5 million and Adjusted EBITDA of $21.6 million. Our dominant leadership position and proven portability create meaningful opportunity for growth in new and existing markets, as evidenced by our 16 Net New CAVA Restaurant Openings during the quarter" said Brett Schulman, Co-Founder and CEO. "Our performance is representative of the momentum we've gained and continued focus on execution as we grow."
Fiscal Second Quarter 2023 Highlights:
•CAVA Revenue grew 62.4% to $171.1 million as compared to $105.3 million in the prior year quarter.
•Net New CAVA Restaurant Openings of 16, bringing total CAVA Restaurants to 279, a 43.1% increase in total CAVA Restaurants year over year.
•CAVA Same Restaurant Sales Growth of 18.2%.
•CAVA AUV of $2.6 million as compared to $2.4 million in the prior year quarter.
•CAVA Restaurant-Level Profit of $44.6 million or growth of 91.9% over the prior year quarter, with CAVA Restaurant-Level Profit Margin of 26.1%, a 400 basis point increase over the prior year quarter.
•CAVA Digital Revenue Mix was 36.1%
•CAVA Group Net Income of $6.5 million compared to net loss of $8.2 million in the prior year quarter.
•CAVA Group Adjusted EBITDA of $21.6 million compared to $5.9 million in the prior year quarter.
CAVA Fiscal Second Quarter 2023 Review:
CAVA Revenue was $171.1 million, an increase of 62.4% compared to the fiscal second quarter of 2022. The increase was driven by 102 Net New CAVA Restaurant Openings during or subsequent to the fiscal second quarter of 2022 and CAVA Same Restaurant Sales Growth of 18.2%. CAVA Same Restaurant Sales Growth consists of 10.3% from guest traffic and 7.9% from menu price and product mix.
CAVA Restaurant-Level Profit Margin was 26.1%, an increase of 400 basis points compared to the fiscal second quarter of 2022. CAVA Restaurant-Level Profit Margin increased due to sales leverage on labor and occupancy as well as lower food, beverage, and packaging as a percentage of revenue, driven by lower input costs and higher incidence of premium menu items driving favorable product mix.
CAVA Group Fiscal Second Quarter 2023 Review:
General and administrative expenses were $23.3 million, or 13.5% of revenue, as compared to $16.3 million, or 12.0% of revenue, in the fiscal second quarter of 2022. General and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs1, were $20.4 million, or 11.8% of revenue, as compared to $15.3 million, or 11.2% of revenue, in the fiscal second quarter of 2022. The increase of 60 basis points was primarily due to higher performance based accruals, partially offset by leverage from higher sales.
Net income was $6.5 million, or 3.8% of revenue, as compared to net loss of $8.2 million in the fiscal second quarter of 2022.
Adjusted EBITDA1 was $21.6 million, or 12.5% of revenue, an increase of $15.7 million compared to the fiscal second quarter of 2022. The increase was primarily driven by CAVA Same Restaurant Sales Growth, improved CAVA Restaurant-Level Profit Margin, and the continued conversion of Zoes Kitchen locations, which have achieved significantly stronger post-conversion results. These increases were partially offset by increased general and administrative expenses in the second quarter of 2023 compared with the prior year quarter.
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1    General and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs, and Adjusted EBITDA are non-GAAP financial measures. Reconciliations to the most directly comparable financial measures presented in accordance with GAAP are set forth in the tables at the end of this press release.

Fiscal Full-Year 2023 Outlook:
For fiscal full-year 2023, CAVA Group anticipates the following:

Net New CAVA Restaurant Openings	65 to 70
CAVA Same Restaurant Sales Growth	13.0% to 15.0%
CAVA Restaurant-Level Profit Margin	At least 23.0%
Pre-opening costs	$13.5 to $14.5 million
Adjusted EBITDA	$62.0 to $67.0 million

Actual results may differ materially from CAVA Group's fiscal full-year 2023 guidance as a result of, among other things, the factors described under "Forward-Looking Statements" below.
A reconciliation of the forward-looking fiscal 2023 Adjusted EBITDA to net income (loss) cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted.
About CAVA Group:
CAVA is the category-defining Mediterranean fast-casual restaurant brand, bringing together healthful food and bold, satisfying flavors at scale. Our brand and our opportunity transcend the Mediterranean category to compete in the large and growing limited-service restaurant sector as well as the health and wellness food category. CAVA serves guests across gender lines, age groups, and income levels and benefits from generational tailwinds created by consumer demand for healthy living and a demographic shift towards greater ethnic diversity. We meet consumers’ desires to engage with convenient, authentic, purpose-driven brands that view food as a source of self-expression. The broad appeal of our food combined with these favorable industry trends drive our vast opportunity for continued growth.

Earnings Conference Call:
The Company will host a conference call, August 15, 2023, at 5:00 PM Eastern Time to discuss second quarter 2023 financial results as well as provide a business update. Investors will have the opportunity to listen to the conference call live through the webcast from the company's website on the investor relations page at investor.cava.com. A recorded webcast will be available on CAVA's investor relations website shortly after the call and available for up to one year.
Cautionary Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. These forward-looking statements relate to matters such as our industry, business strategy, goals, and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, and other financial and operating information. These statements may include words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” "outlook," the negative version of these words or similar terms and phrases to identify forward-looking statements in this press release.
The forward-looking statements contained in this press release are based on management’s current expectations and are not guarantees of future performance. The forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, and projections will result or be achieved. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond our control. We believe that these factors include but are not limited to the following: our operation in a highly competitive industry; our ability to open new restaurants while managing our growth effectively and maintaining our culture; our ability to successfully identify appropriate locations and develop and expand our operations in existing and new markets; the profitability of new restaurants, and any impact to sales at our existing locations; the impact of changes in guest perception of our brand; our ability to successfully market our restaurants and brand; the impact of food safety and food-borne illness concerns, including at our manufacturing facilities; our ability to maintain or increase prices; our ability to accurately predict guest trends and demand and successfully introduce new menu offerings and improve our existing menu offerings; the risks associated with leasing property; our ability to successfully expand our digital and delivery business; our ability to utilize, recognize, respond to, and effectively manage the immediacy of social media; our ability to achieve or maintain profitability in the future, especially if we continue to grow at an accelerated rate; our ability to realize the anticipated benefits from past and potential future acquisitions, investments or other strategic initiatives; our ability to manage our manufacturing and supply chain effectively; the impact of shortages, delays, or interruptions in the delivery of food items and other products; our ability to successfully optimize, operate, and manage our production facilities; the risks associated with our reliance on third parties; the impact of increases in food, commodity, energy, and other costs; the impact of increases in labor costs, labor shortages, and our ability to identify, hire, train, motivate and retain the right team members; our ability to attract, develop, and retain our management team and key team members; the impact of any cybersecurity breaches; the impact of failures, or interruptions in, or our inability to effectively scale and adapt, our information technology systems; our ability to comply with, or changes in, the extensive laws or regulations requirements to which we are subject, including those relating to privacy; the impact of economic factors and guest behavior trends; the impact of evolving rules and regulations with respect to environmental, social and governance matters; and the impact of climate change and volatile adverse weather conditions; and each of the other factors set forth under the heading “Risk Factors” in our filings with the United States Securities and Exchange Commission.
The forward-looking statements included in this press release are made only as of the date hereof. Any forward-looking statement made by us in this press release speaks only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.

Non-GAAP Financial Measures:
In addition to our consolidated financial statements, which are prepared in accordance with GAAP, we present Adjusted EBITDA, Adjusted EBITDA Margin, and general and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs, in this press release as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our operating performance. Management believes Adjusted EBITDA, Adjusted EBITDA Margin, and general and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs, are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses Adjusted EBITDA, Adjusted EBITDA Margin, and general and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs, to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone provide.
Adjusted EBITDA, Adjusted EBITDA Margin, and general and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs, are not recognized terms under GAAP and should not be considered as alternatives to net income (loss), net income (loss) margin, or general and administrative expenses, as applicable, as measures of financial performance or cash provided by operating activities as measures of liquidity, or any other performance measure derived in accordance with GAAP. Additionally, Adjusted EBITDA and Adjusted EBITDA Margin are not intended to be measures of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments, and debt service requirements. Adjusted EBITDA and Adjusted EBITDA Margin should not be considered as measures of discretionary cash available to invest in the business growth or to reduce indebtedness. Our non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:
•Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;
•Adjusted EBITDA does not reflect period to period changes in taxes, income tax expense, or the cash necessary to pay income taxes;
•Adjusted EBITDA does not reflect the impact of earnings or cash charges resulting from matters we consider not to be indicative of our ongoing operations;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate Adjusted EBITDA, Adjusted EBITDA Margin and general and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs, differently than we do, limiting their usefulness as comparative measures.
Investor Relations Contact:
Matt Milanovich, SVP of Finance
(202) 984-2558
matt.milanovich@cava.com

CAVA GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Twelve Weeks Ended		Twenty-Eight Weeks Ended
(in thousands, except per share amounts)	July 9, 2023	July 10, 2022	July 9, 2023	July 10, 2022
Revenue	$172,894	$135,915	$375,977	$294,926
Operating expenses:
Restaurant operating costs (excluding depreciation and amortization)
Food, beverage, and packaging	51,000	43,741	110,118	94,645
Labor	42,417	37,731	94,571	84,753
Occupancy	13,400	12,214	29,999	28,954
Other operating expenses	20,646	16,624	45,294	38,825
Total restaurant operating expenses	127,463	110,310	279,982	247,177
General and administrative expenses	23,321	16,284	52,345	37,221
Depreciation and amortization	10,709	8,946	23,568	21,765
Restructuring and other costs	1,853	1,650	4,068	2,934
Pre-opening costs	3,400	4,484	9,399	8,050
Impairment and asset disposal costs	386	2,579	3,105	6,010
Total operating expenses	167,132	144,253	372,467	323,157
Income (loss) from operations	5,762	(8,338)	3,510	(28,231)
Interest (income) expense, net	(699)	34	(674)	377
Other income, net	(118)	(198)	(292)	(456)
Income (loss) before income taxes	6,579	(8,174)	4,476	(28,152)
Provision for income taxes	40	56	78	96
Net income (loss)	$6,539	$(8,230)	$4,398	$(28,248)
Earnings (loss) per common share:
Net income (loss) per share, basic	$0.23	$(6.23)	$0.34	$(21.58)
Net income (loss) per share, diluted	$0.21	$(6.23)	$0.29	$(21.58)
Weighted average shares outstanding, basic	28,366	1,322	13,098	1,309
Weighted average shares outstanding, diluted	31,279	1,322	15,212	1,309

Financial information for the Company’s reportable segments was as follows for the periods presented:

	Twelve Weeks Ended		Twenty-Eight Weeks Ended
($ in thousands)	July 9, 2023	July 10, 2022	July 9, 2023	July 10, 2022
Revenue
CAVA	$171,089	$105,327	$367,850	$217,333
Zoes Kitchen	—	28,823	3,867	73,564
Other	1,805	1,765	4,260	4,029
Total revenue	172,894	135,915	375,977	294,926
Restaurant-Level operating expenses (1)
CAVA	126,473	82,074	273,251	174,488
Zoes Kitchen	—	26,602	4,044	69,234
Other	990	1,634	2,687	3,455
Total Restaurant-level operating expenses	127,463	110,310	279,982	247,177
Restaurant-Level profit
CAVA	44,616	23,253	94,599	42,845
Zoes Kitchen	—	2,221	(177)	4,330
Other	815	131	1,573	574
Total Restaurant-Level profit	45,431	25,605	95,995	47,749
Reconciliation of Restaurant-Level profit to income (loss) before income taxes:
General and administrative expenses	23,321	16,284	52,345	37,221
Depreciation and amortization	10,709	8,946	23,568	21,765
Restructuring and other costs	1,853	1,650	4,068	2,934
Pre-opening costs	3,400	4,484	9,399	8,050
Impairment and asset disposal costs	386	2,579	3,105	6,010
Interest (income) expense, net	(699)	34	(674)	377
Other (income) expense, net	(118)	(198)	(292)	(456)
Income (loss) before income taxes	$6,579	$(8,174)	$4,476	$(28,152)

(1)Restaurant-level operating expenses consist of food, beverage and packaging (excluding depreciation and amortization), labor, occupancy and other operating expenses.
CAVA is now our single operating brand for our operations as we convert and wind down our Zoes Kitchen operations over the course of 2023. As a result, we highlight the CAVA segment distinctly from CAVA Group results throughout this press release. The following table presents selected quarterly financial and other data as of the periods indicated:

	Twelve Weeks Ended	Sixteen Weeks Ended	Twelve Weeks Ended	Twelve Weeks Ended	Twelve Weeks Ended
	July 9, 2023	April 16, 2023	December 25, 2022	October 2, 2022	July 10, 2022
	(Q2 2023)	(Q1 2023)	(Q4 2022)	(Q3 2022)	(Q2 2022)
Net New CAVA Restaurant Openings	16	26	23	19	18
CAVA Restaurants, end of period	279	263	237	214	195
CAVA Same Restaurant Sales Growth	18.2%	28.4%	14.8%	9.2%	13.3%
CAVA AUV(1)	$2,599	$2,547	$2,398	$2,383	$2,399
CAVA Restaurant-Level Profit	$44,616	$49,983	$23,027	$25,221	$23,253
CAVA Restaurant-Level Profit Margin	26.1%	25.4%	20.0%	21.7%	22.1%
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(1)For purposes of calculating CAVA AUV for Q2 2022, Q3 2022, Q4 2022, Q1 2023, and Q2 2023 the applicable measurement period is the entire trailing thirteen periods ended July 10, 2022, October 2, 2022, December 25, 2022, April 16, 2023, and July 9, 2023, respectively.
The following table presents the Company’s selected balance sheet and cash flow data as of the periods indicated:

($ in thousands)	July 9, 2023	December 25, 2022
SELECTED BALANCE SHEET DATA
Cash and cash equivalents	$352,845	$39,125
Total assets	970,375	583,883
Total liabilities	414,566	370,078
Redeemable preferred stock	—	662,308
Total stockholders’ equity	555,809	(448,503)
Total liabilities, preferred stock and stockholders' equity	970,375	583,883

	Twenty-Eight Weeks Ended
($ in thousands)	July 9, 2023	July 10, 2022
SELECTED CASH FLOW DATA
Net cash provided by (used in) operating activities	$47,110	$(1,432)
Net cash used in investing activities	(72,478)	(45,612)
Net cash provided by (used in) financing activities	339,088	(1,630)
Net change in cash and cash equivalents	$313,720	$(48,674)

The following table shows the growth in our company-owned CAVA restaurant base:

	Twelve Weeks Ended		Twenty-Eight Weeks Ended
	July 9, 2023	July 10, 2022	July 9, 2023	July 10, 2022
CAVA Restaurants
Beginning of period	263	177	237	164
New CAVA restaurant openings, including converted Zoes Kitchen locations	16	19	43	32
Permanent closure	—	(1)	(1)	(1)
End of period	279	195	279	195
Reconciliation of Non-GAAP Financial Measures
The following table reconciles net income (loss) to Adjusted EBITDA for the periods indicated:

	Twelve Weeks Ended		Twenty-Eight Weeks Ended
($ in thousands)	July 9, 2023	July 10, 2022	July 9, 2023	July 10, 2022
Net income (loss)	$6,539	$(8,230)	$4,398	$(28,248)
Non-GAAP Adjustments
Interest (income) expense, net	(699)	34	(674)	377
Provision for income taxes	40	56	78	96
Depreciation and amortization	10,709	8,946	23,568	21,765
Equity-based compensation	1,778	1,029	2,983	1,812
Other income, net	(118)	(198)	(292)	(456)
Impairment and asset disposal costs	386	2,579	3,105	6,010
Restructuring and other costs	1,853	1,650	4,068	2,934
Certain non-recurring public company costs	1,113	—	1,113	—
Adjusted EBITDA	$21,601	$5,866	$38,347	$4,290

Revenue	$172,894	$135,915	$375,977	$294,926
Net income (loss) margin	3.8%	(6.1)%	1.2%	(9.6)%
Adjusted EBITDA margin	12.5%	4.3%	10.2%	1.5%
The following table reconciles general and administrative expenses to general and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs for the periods indicated:

	Twelve Weeks Ended		Twenty-Eight Weeks Ended
($ in thousands)	July 9, 2023	July 10, 2022	July 9, 2023	July 10, 2022
General and administrative expenses	$23,321	$16,284	$52,345	$37,221
Equity-based compensation	1,778	1,029	2,983	1,812
Certain non-recurring public company costs	1,113	—	1,113	—
General and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs	$20,430	$15,255	$48,249	$35,409

Revenue	$172,894	$135,915	$375,977	$294,926
General and administrative expenses, as a percentage of revenue	13.5%	12.0%	13.9%	12.6%
General and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs, as a percentage of revenue	11.8%	11.2%	12.8%	12.0%
Glossary:
The following definitions apply to these terms as used in this press release:
“Adjusted EBITDA” is defined as net income (loss) adjusted to exclude interest expense (income), net, provision for income taxes, and depreciation and amortization, further adjusted to exclude equity-based compensation, other income, net, impairment and asset disposal costs, restructuring and other costs, and certain non-recurring public company costs;
“Adjusted EBITDA Margin” is defined as Adjusted EBITDA as a percentage of revenue;
“CAVA Average Unit Volume” or “CAVA AUV” represents total revenue of operating CAVA Restaurants that were open for the entire trailing thirteen periods, and digital kitchens sales for such period, divided by the number of operating CAVA Restaurants that were open for the entire trailing thirteen periods;
“CAVA Digital Revenue Mix” represents the portion of CAVA revenue related to digital orders as a percentage of total CAVA revenue;
“CAVA Restaurant-Level Profit,” a segment measure of profit and loss, represents CAVA Revenue in the specified period less food, beverage, and packaging, labor expenses, occupancy expenses, and other operating expenses, excluding depreciation and amortization, in the period. CAVA Restaurant-Level Profit excludes pre-opening costs;
“CAVA Restaurant-Level Profit Margin” represents CAVA Restaurant-Level Profit as a percentage of CAVA Revenue;
“CAVA Restaurants” is defined to include all CAVA restaurants, including converted Zoes Kitchen locations and CAVA hybrid kitchens, that are open as of the end of the specific period. CAVA Restaurants exclude one restaurants operating under a license agreement and CAVA digital kitchens;
“CAVA Revenue” is defined to include all revenue attributable to CAVA restaurants in the specified period, excluding one restaurant operating under a license agreement;
“CAVA Same Restaurant Sales Growth” is defined as the period-over-period sales comparison for CAVA restaurants that have been open for 365 days or longer (including converted Zoes Kitchen locations that have been open for 365 days or longer after the completion of the conversion to a CAVA restaurant);

“digital orders” means orders made through catering, digital channels, such as the CAVA app and the CAVA website. Digital orders include orders fulfilled through third-party marketplace and native delivery and digital order pick-up;
“guest traffic” means the number of entrees ordered in-restaurant and through digital orders; and
“Net New CAVA Restaurant Openings” is defined as new CAVA restaurant openings (including CAVA restaurants converted from a Zoes Kitchen location) during a specified reporting period, net of any permanent CAVA restaurant closures during the same period.